                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                          --------------------------
                                   FORM 8-K
                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

              Date of report  (Date of earliest event reported):

                                April 30, 2001

                           -------------------------

                             SMARTERKIDS.COM, INC.
            (Exact name of registrant as specified in its charter)

                 DELAWARE                            001-13719                   67-1716020
      (State or other jurisdiction               (Commission File             (I.R.S. Employer
    of incorporation or organization)                 Number)                Identification No.)
           15 Crawford Street
         Needham, Massachusetts                                                    02494
(Address of Principal Executive Offices)                                         (Zip Code)


                           --------------------------

                                 (781) 449-7567

        ----------------------------------------------------------------
              (Registrant's telephone number, including area code)



  ----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 1.  Change of Control of Registrant

On April 30, 2001, the transactions contemplated by the Contribution Agreement and Plan of Reorganization and Merger dated as of November 14, 2000, as amended on March 14, 2001 (the "Combination Agreement") by and among SmarterKids.com, Inc., a Delaware corporation ("SmarterKids.com"), Earlychildhood LLC., a California limited liability company ("Earlychildhood"), LearningStar Corp., a Delaware corporation ("LearningStar") and S-E Educational Merger Corp., a Delaware corporation and wholly owned subsidiary of LearningStar, were consummated pursuant to which SmarterKids.com and Earlychildhood were combined as described below(the "Combination") and in connection therewith LearningStar acquired control of SmarterKids.com and Earlychildhood.

In connection therewith, on April 30, 2001 (i) a Certificate of Merger relating to the merger of SmarterKids.com and S-E Educational Merger Corp. was filed with the Secretary of State of the State of Delaware and S-E Educational Merger Corp. merged with and into SmarterKids.com with SmarterKids.com surviving and becoming a wholly-owned subsidiary of LearningStar, and (ii) the holders of all of Earlychildhood's outstanding membership interests contributed their entire ownership interest in Earlychildhood to LearningStar in exchange for common stock, par value $.01 per share, of LearningStar (the "LearningStar Common Stock") and Earlychildhood became a wholly-owned subsidiary of LearningStar. No funds were used by LearningStar to acquire control of SmarterKids.com except for cash paid in lieu of fractional shares of LearningStar Common Stock to be issued upon conversion of or in exchange for SmarterKids.com common stock or Earlychildhood membership interests, as the case may be.

As a result of the consummation of the Combination, LearningStar beneficially owns 100% of the outstanding voting securities of SmarterKids.com and 100% of the membership interests in Earlychildhood. In addition, SmarterKids.com's common stock was delisted from the Nasdaq National Market effective upon the close of the market on April 30, 2001 and SmarterKids.com ceased to be a public company. All of the directors of SmarterKids.com have resigned effective April 30, 2001. The LearningStar Common Stock has been approved for listing on the Nasdaq National Market and will begin trading on Tuesday, May 1, 2001 under the symbol "LRNS."

Upon consummation of the Combination, each outstanding share of SmarterKids.com common stock was converted into the right to receive one-eighth of one share of LearningStar Common Stock and each .0001% of each class of membership interest in Earlychildhood was exchanged for shares of LearningStar Common Stock in accordance with the exchange ratios set forth in the Combination Agreement. The exchange ratios were determined through arm's-length negotiation between SmarterKids.com and Earlychildhood. Fractional shares of LearningStar Common Stock, if any, will not be issued in connection with the combination. LearningStar will pay cash with respect to any fractional shares of LearningStar Common Stock to which a SmarterKids.com stockholder or Earlychildhood member would otherwise be entitled based on the market price of the LearningStar Common Stock on May 1, 2001.

The businesses of LearningStar, through its wholly-owned subsidiaries SmarterKids.com and Earlychildhood and their respective subsidiaries, shall initially consist of the businesses conducted by SmarterKids.com and Earlychildhood and their respective subsidiaries immediately prior to the consummation of the Combination. In this regard, LearningStar intends to continue to devote the assets associated with these businesses to generally the same purposes as these assets were employed prior to the combination.

Item 7.  Exhibits

  2.1 Contribution Agreement and Plan of Reorganization Merger dated as of November 14, 2000 by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp. and S-E Educational Merger Corp. (incorporated by reference from SmarterKids.com's Current Report on Form 8-K, filed November 15, 2000).

  2.2 Amendment No. 1 to the Contribution Agreement and Plan of Reorganization and Merger, dated March 14, 2001 by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp. and S-E Educational Merger Corp.

  99.1  Text of Press Release, dated April 30, 2001.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SMARTERKIDS.COM, INC.

Date:  April 30, 2001                        By: /s/ ROBERT J. CAHILL
                                                 -----------------------------
                                             Name:  Robert J. Cahill
                                             Title: Chief Financial Officer